EXHIBIT 11

INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement No. 2-71469 of Smith
Barney Fundamental Value Fund Inc. of our report dated October 26, 1995, appearing in the annual report to shareholders for the year ended September 30, 1995, and to the reference to us under the heading Financial Highlights in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP

Boston, Massachusetts
January 25, 1996